UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 24, 2005

CERAGENIX PHARMACEUTICALS, INC.
 (Exact Name of Registrant as Specified in its Charter)

Delaware	000-50470	84-1561463
(State or other jurisdiction of incorporation)	Commission File Number	(I.R.S. Employer Identification number)

1444 Wazee Street, Suite 210, Denver, Colorado 80202
(Address of principal executive offices)                    (Zip Code)

Registrant's telephone number, including area code:   (720) 946-6440

___________________________________________________
(Former name or former address, if changed since last report)

ITEM 7.01	REGULATION FD DISCLOSURE

          On July 22, 2005, the Company issued a press release announcing that Professor Sean P. Gorman has joined the Company's Scientific Advisory Board. A copy of the press release is filed herewith.
ITEM 3.02	UNREGISTERED SALES OF EQUITY SECURITIES

            On June 24, 2005, the Company granted options exercisable to purchase an aggregate of 15,000 shares of common stock to Professor Sean P. Gorman.

            The options are immediately exercisable for a period of ten years at an exercise price of $4.00 per share of common stock. The options were granted in consideration of the services of Professor Gorman as a member of the Company's Scientific Advisory Board. The options were granted under and pursuant to the Company's 2003 Equity Incentive Plan. The options were issued without registration under the Securities Act of 1933, as amended (the "Securities Act") in reliance upon the exemption set forth in Section 4(2) thereunder.
ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits

Item	Title

1.0	Press Release dated July 22, 2005

SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
Ceragenix Pharmaceuticals, Inc. (Registrant)

Dated: August 4, 2005	/s/ Steven S. Porter Steven S. Porter, Chief Executive Officer